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                       EMPLOYMENT AND CONSULTING AGREEMENT

       THIS EMPLOYMENT AND CONSULTING AGREEMENT (the "Agreement") is entered into as of the 13th day of July, 1998, by and between Objective Communications, Inc., a Delaware corporation (the "Corporation" or "Employer"), and James F. Bunker (the "Employee").

       WHEREAS, the parties wish to set forth the terms and conditions upon which the Employer will employ the Employee and, following the termination of such employment, will thereafter retain the Employee as a consultant;

       NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

       1.     Term of Employment; Consulting Arrangement.

              (a) During the Term (as hereinafter defined) of this Agreement, the Employer hereby agrees to employ the Employee, and the Employee hereby agrees to be employed by the Employer, upon the terms set forth in this Agreement. The Employee shall be employed as an employee under this Agreement effective as of the date hereof (the "Effective Date") and shall continue to be employed as such until the date that is one year after the Effective Date, unless earlier terminated as provided herein or extended as hereinafter provided. At the completion of the initial term, the term of this Agreement maybe extended for additional successive one month periods, with the mutual agreement of the Employer and the Employee. The date on which the Employee's employment pursuant to the terms and conditions of this Agreement terminates is referred to herein as the "Expiration Date" and the period during which the Employee shall be employed hereunder shall be referred to herein as the "Term."

              (b) The Employer and the Employee agree that, if the Term of this Agreement is less than two years as a result of (i) the termination of the Employee's employment by the Employer without "cause" (as hereinafter defined);
(ii) the termination of this Agreement during the Term by the Employee with the concurrence of the Executive Committee of the Corporation or the Board of Directors of the Corporation, which concurrence shall be given provided that such Committee or Board reasonably determines, in good faith, that adequate provision has been made for a successor to perform the duties and responsibilities of the Employee under this Agreement as an employee of the Corporation; or (iii) the expiration of the Term upon the Expiration Date or any extension thereof; then the Employee and the Employer will enter into a consulting arrangement pursuant to which the Employee shall provide consulting and advisory services to the Corporation for not fewer than two days per month during the remainder of the period that is two years from the Effective Date. The Employer and the Employee further agree


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that the number of days per month, the services to be provided and the times at which such services are to be provided by the Employee shall be mutually determined by the Employer and the Employee, and that, during the term of any such consulting arrangement, any stock options granted to the Employee by the Corporation shall continue to vest. The term of the consulting period shall continue regardless of the Corporation's need for services during such period, and may not be terminated by the Employer except for "cause" (as hereinafter defined). Unless otherwise specifically agreed by the Employer, the Employee shall not be entitled to any cash compensation for such consulting services, but acknowledges that the additional vesting of stock options is full and adequate consideration for such services.

       2.     Title; Duties.

              The Employee shall serve as the President and Chief Executive Officer of the Corporation during the term of his employment under this Agreement. The Employee shall report to the Board of Directors (the "Board"), and the Board shall have the authority to direct, control and supervise the activities of the Employee. The Employee shall perform such reasonable and lawful duties consistent with his position as may be assigned to him from time to time by the Board.

       3. Extent of Services; Scope of Authority. During the term of this Agreement, the Employee agrees to devote substantially his full business time and attention to the performance of his duties under this Agreement during normal business days and hours, provided, however, that the Corporation acknowledges that : (i) the Employee has other business commitments which do not conflict with the business of the Corporation; and (ii) the Employee shall be entitled to devote up to five (5) business days during each month of the Term to such commitments, as such times as the Employer shall reasonably determine . The Employee agrees to perform his duties to the best of his ability and to use his best efforts to further the interests of the Employer. The Employee shall have such authority to act for and on behalf of the Corporation as may be specifically delegated to him by the Board of Directors of the Corporation and as may be consistent with his title and position. The Employer acknowledges that, as part of the Employee's responsibilities and obligations under the Agreement, he shall not be required to change the location of his residence.

       4.     Base Salary; Stock Options.

              (a) The Employer shall pay the Employee a base annual salary of $200,000, payable in accordance with the Employer's regular payroll policies, subject to such annual increases, if any, as may be approved by the Board of Directors of the Corporation.

              (b) The parties hereto acknowledge that, on July 13, 1998, the Employer granted the Employee non-qualified stock options to purchase 100,000 shares of common stock, par value $.01 per share (the "Common Stock") of the Corporation under the Corporation's 1996 Stock Incentive Plan, with an exercise price per share equal to $5.50, which was the closing price per share of Common Stock on the Nasdaq National Market on the date on which such stock options were granted by the Compensation Committee of the Board of Directors. Subject to the

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following sentence and the provisions of Section 4(c) of this Agreement, such stock options shall vest over a two-year period as follows: (i) one-half (1/2) or options to purchase 50,000 shares of Common Stock shall vest on the date that is six months from the Effective Date on which the options are granted, provided that (A) the Employee is then employed by the Corporation pursuant to Section 1(a) hereof, or (B) the Employee's employment has been terminated pursuant to
Section 1(b) of this Agreement by the Corporation without "cause;" and (ii) the remainder of the options (i.e., options to purchase 50,000 shares of Common Stock) shall vest ratably, on a monthly basis, over the period commencing six
(6) months from the Effective Date on which the options are granted and ending on the date that is two years from the Effective Date. Subject to the provisions of Section 4(c) of this Agreement, if, and at such time as, the Employee (i) is terminated from employment by the Corporation or the consulting arrangement between the Employee and the Corporation is terminated by the Corporation for "cause;" or (ii) voluntarily terminates his employment under this Agreement during the Term (including constructive termination by failing to provide consulting services to the Corporation for a period of one month) other than in accordance with the terms of Section 1(b)(ii) of this Agreement; or (iii) voluntarily terminates his consulting arrangement during the consulting period; then, at such time further vesting of the options shall immediately cease, the Employee shall forego any rights to such unvested options and the Employee shall not be entitled to exercise any unvested stock options. The options also shall be subject to such other conditions as may be approved by the Board of Directors of the Corporation or Compensation Committee of the Corporation approving the grant of such stock options and set forth in the Stock Option Agreement relating to such options.

              (c) In the event that, during the Term of this Agreement or any period in which the Employee is required to provide consulting services to the Corporation pursuant to Section 1 of this Agreement, there occurs a "change in control" (as hereinafter defined) of the Employer, then upon the consummation of a change in control the options granted pursuant to Section 4(b) of this Agreement shall automatically and without further action on the part of the Employer or Employee vest and shall not be subject to any further vesting requirements; provided that (i) the Employee is employed by or providing consulting services to the Employer pursuant to and in accordance with the terms of this Agreement, as may then be required by this Agreement at the time the change in control is consummated, or (ii) the Employee's employment or consulting arrangement pursuant to the terms of this Agreement has been terminated by the Employer other than for "cause." For purposes of this Agreement, the term "change in control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act'); provided that, without limitation, such a change in control shall be deemed to have occurred of any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities, or a change in more than half of the persons who then constitute the full Board of Directors of the Company at any one time or in a series of related events.




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       5.     Fringe Benefits.

              During the term of this Agreement, the Employee shall be entitled to participate in all standard and usual benefits generally made available by the Employer to its full-time employees from time to time, including, without limitation, medical, hospitalization, disability, life and other insurance plans, vacation and other fringe benefits, as approved from time to time by the Board of Directors of the Corporation. The obligation of the Employer to provide such benefits shall terminate on the date on which the Employee's employment by the Corporation terminates, regardless of the reason for the termination.

       6.     Reimbursement of Business Expenses.

              The Employer agrees to reimburse the Employee for all reasonable expenses actually incurred or paid by the Employee by and on behalf of the Employer form time to time in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement and incurred consistent with the reimbursement policies of Employer, promptly upon presentation of such documentation as the Employer may reasonably request.

       7.     Termination.

              (a) Employer may terminate the employment of the Employee at any time during the term of this Agreement, with or without cause, upon thirty (30) days prior written notice to the Employee. In the event of such a termination of Employee's employment by the Employer, all obligations with respect to the employment of the Employee between the Employer and the Employee hereunder shall cease, except that if Employee is terminated for other than "cause," then Employer shall continue to pay to Employee his base salary pursuant to and in accordance with the terms of Section 4, as severance pay for early termination of this Agreement to the date on which Employee's employment under this Agreement is then scheduled to expire pursuant to the terms of Section 1(a) of this Agreement (including any date to which Employee's employment under this Agreement has been extended).

       (b)    As used in this Agreement, the term "cause" shall mean:

                     (i) the continued failure of the Employee to perform substantially the Employee's duties with the Employer after a written demand for substantial performance is delivered to the Employee by the Board which specifically identifies the manner in which the Board believes that the Employee has not substantially performed his duties and a thirty (30) day period during which the Employee has an opportunity to correct such performance, or

                     (ii) the Employee's engaging in illegal conduct or in gross misconduct which is materially and demonstrably injurious to the Employer.

              (c) Notwithstanding the termination of employment of the Employee for any reason, (i) the Corporation's obligations to indemnify the Employee shall survive; and (ii) the Corporation's obligations with respect to stock options granted pursuant to this Agreement shall continue in accordance with Section 4 hereof.

       8.     Director; Resignation.



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              (a)    The Employee shall not be required to serve as a director
of the Employer or any of its affiliates. If Employee is at any time appointed or elected a director of Employer or any of its affiliates, Employee shall perform such service for no additional compensation. If Employer requests Employee to serve as a manager or director of any entity not affiliated with Employer, Employee shall have the discretion (in his sole judgment) to accept or decline such position.

              (b) Upon termination of Employee's employment with Employer, Employee shall promptly resign as a manager or director of Employer and any of its affiliates, if so appointed or elected, upon Employer's request. The obligation of Employee under this Section shall survive termination of the Agreement until Employee has resigned from all applicable positions.

              9. Confidentiality, Inventions and Noncompetition Agreement. The Employee hereby acknowledges and agrees that he is subject to the terms of a Confidentiality, Inventions and Noncompetition Agreement dated as of the date hereof (the "Confidentiality Agreement"), and that the base salary, the other compensation and the mutual promises set forth in this Agreement also constitutes full and adequate consideration for the agreements of the Employee as set forth in the Confidentiality Agreement.

              10.    Indemnification.

              (a) The Corporation hereby agrees to indemnify the Employee for expenses (including legal fees and related expenses) , costs, losses, damages and other liabilities incurred in connection with or arising out of any threatened, pending, or completed proceeding, by reason of the fact that the Employee is or was a director, officer or employee of or consultant to the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another entity or by reason of any action alleged to have been taken or not taken by the Employee while acting in any such capacity during the term of this Agreement, except to the extent that such expenses, costs or liabilities are shown to have arisen out of or been the result of the Employee's gross negligence or willful misconduct or as otherwise may be prohibited by applicable law. The right to indemnification conferred herein shall include the right to be paid by the Corporation the expenses incurred, from time to time, in connection with the proceeding in advance of the final disposition thereof promptly after receipt by the Corporation of requests therefor stating the expenses incurred; provided, however, the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon receipt of an undertaking by or on behalf of the Employee to repay such amounts if it shall ultimately be determined that the Employee is not entitled to indemnification.

              (b) If a claim for indemnification is not paid in full by the Corporation within forty-five (45) days after a written claim has been received by the Corporation, the Employee may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim. The Employee shall also be entitled to the expenses, including without limitation legal fees and related expenses, of prosecuting such claim to the extent the Employee is successful in establishing his right to indemnification.



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              (c)    The right to indemnification shall not be exclusive
of any other rights to which the Employee seeking indemnification may be entitled, both as to action in his official capacity and as to action in any other capacity while holding that office. Subject to applicable law, to the extent that any rights to indemnification of the Employee under any bylaw, agreement, vote of shareholders, directors or otherwise, are more favorable to the Employee, the more favorable rights shall control.

              (d) The right to indemnification shall continue as to the Employee who has ceased to be an employee or to serve in any other of the capacities described herein, and shall inure to the benefit of the heirs, personal representatives, and administrators of such Employee. Notwithstanding any amendment or repeal of, or the adoption of any provision inconsistent with, this Section 10, if the Employee serves at the request of the Corporation as a director, officer, employee, trustee, or agent of another entity, the Employee shall be entitled to indemnification in accordance with the provisions hereof with respect to any action taken or omitted prior to such amendment or repeal or adoption of such inconsistent provision, except to the extent such amendment, repeal, or inconsistent provision provides broader rights to indemnification than the Corporation was permitted to provide prior thereto or to the extent otherwise prescribed by law.

              (e) Notwithstanding anything herein to the contrary, the Corporation shall not be obligated to indemnify the Employee to the extent prohibited by applicable law. In the event that any successor law thereto is amended with respect to the permissive limits of indemnification of the Employee, this Section 10 shall be deemed to provide the fullest indemnification permitted under such amended law.

       11.    Miscellaneous.

              (a) Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, postage prepaid, addressed to the other party at the address shown below, or at such other address or addresses as either party shall designate to the other in writing from time to time.

              (b) Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

              (c) Entire Agreement. This Agreement, any Stock Option Agreement entered into in connection with Section 4 hereof, and the Confidentiality Agreement constitute the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement or the Confidentiality Agreement.

              (d) Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Employer and the Employee.

              (e) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to its conflicts of laws principles.



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              (f)    Successors and Assigns. This Agreement shall be binding
upon and inure to the benefit of both parties and their respective successors and assigns; provided, however, that the obligations of the Employee are personal and shall not be assigned or delegated by him.

              (g) Waiver. No delays or omission by the Employer or the Employee in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Employer or the Employee on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

              (h) Captions. The captions appearing in this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

              (i) Severability. In case any provision of this Agreement shall be held by a court with jurisdiction over the parties to this Agreement to be invalid, illegal or otherwise unenforceable the validity legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

EMPLOYER                                      EMPLOYEE

OBJECTIVE COMMUNICATIONS, INC.

By:
    -----------------------------             ---------------------------------
     Name:                                            James F. Bunker
     Title:
Address:  50 International Drive              Address:  One Old Penzance Road
Portsmouth, New Hampshire 03801               Rockport, Massachusetts 01966



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